Calculation of Filing Fee Tables
N-2
Blackstone Private Credit Fund
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.950% Notes due 2029	457(o)	400,000,000		$ 405,960,000.00	0.0001381	$ 56,063.08
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 405,960,000.00		$ 56,063.08
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 14,903.98
			Net Fee Due:						$ 41,159.10
Offering Note
[1]	Estimated solely for purposes of calculating the registration fee per Rule 457(o). Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Blackstone Private Credit Fund	N-2	333-264426	01/14/2025		$ 14,903.98	Debt	Debt Securities		$ 750,000,000.00
Fee Offset Sources		Blackstone Private Credit Fund	N-2	333-264426		01/14/2025						$ 114,825.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Certain of the debt securities to be offered under this registration statement on Form N-2ASR and accompanying prospectus represent unsold debt securities previously registered on the registration statement on Form N-2 (File No. 333-264426) (the "Prior Registration Statement") filed with the Securities and Exchange Commission on January 14, 2025, which went effective on January 21, 2025. The maximum aggregate offering amount of the unsold securities registered pursuant to the Prior Registration Statement (the "Unsold Securities") was $750,000,000.00. In connection with the registration of the Unsold Securities, the registrant paid a registration fee of $114,825.00, of which $99,921.02 has already been applied to debt securities that have been sold, and the remaining amount of $14,903.98 will be applied to the unsold debt securities that will be offered pursuant to this prospectus. The registrant has terminated any offering that included the unsold debt securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $405,960,000.00. The prospectus is a final prospectus for the related offering.